UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2007
Kitty Hawk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32284	75-2564006
(State or other jurisdiction of incorporation)	(Commission File Number) File Number)	(IRS Employer Identification No.)

1515 West 20th Street P.O. Box 612787 DFW International Airport, Texas	75261
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 456-2200
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
     On October 17, 2007, Kitty Hawk, Inc. (the “Company”) received a letter from Grant Thornton LLP (“Grant Thornton”), stating that it has resigned as the Company’s independent registered public accounting firm effective immediately.
     The report of Grant Thornton on the financial statements of the Company for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope or accounting principles.
     During the Company’s two most recent fiscal years through the date of Grant Thornton’s resignation, there was no disagreement between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its report. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the Company’s two most recent fiscal years through the date of Grant Thornton’s resignation.
     The Company has provided Grant Thornton with a copy of this Form 8-K and has requested Grant Thornton to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Grant Thornton agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of such letter from Grant Thornton is filed hereto as Exhibit 16.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 16.1	Letter from Grant Thornton LLP, dated October 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITTY HAWK, INC.
Date: October 22, 2007	By:	/s/ Steven E. Markhoff
		Name:	Steven E. Markhoff
		Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 16.1	Letter from Grant Thornton LLP, dated October 19, 2007.